UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2007 (March 22, 2007)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)
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                        Delaware                        0-26640                         36-3943363
             (State or other jurisdiction of incorporation)          (Commission File Number)     (IRS Employer Identification No.)

                    109 Northpark Boulevard, Covington, Louisiana            70433-5001
                                                                                    (Address of principal executive offices)              (Zip Code)

                                                                                         Registrant’s telephone number, including area code  (985) 892-5521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2007, SCP Distributors LLC, Superior Pool Products, LLC and Horizon Distributors, Inc. entered into an Omnibus Amendment for Amendment No. 7 to the Receivables Purchase Agreement and Amendment No. 2 to the Receivables Sale Agreement among Superior Commerce LLC, JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago) and Jupiter Securitization Company f/k/a Jupiter Securitization Corporation. The Amendments renew the Facility for an additional term of 364 days. Our Receivables Facility is described in Note 5 to our audited financial statements included in our Form 10-K for the year ended December 31, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

   (d) Exhibits

10.1
Omnibus Amendment for Amendment No. 7 to Receivables Purchase Agreement and Amendment No. 2 to Receivables Sales Agreement, dated as of March 22, 2007, among SCP Distributors LLC, Superior Pool Products, LLC, Horizon Distributors, Inc., Superior Commerce LLC, JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago) and Jupiter Securitization Company f/k/a Jupiter Securitization Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                POOL CORPORATION

                                By:    /s/ Mark W. Joslin
                                Mark W. Joslin
                                Vice President and Chief Financial Officer

Dated: March 26, 2007